UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of The Securities And Exchange Act of 1934

                        Date of Report: October 15, 2003

                      Consolidated Medical Management, Inc.
             (Exact name of Registrant as specified in its charter)


         Montana                     2-89616              82-0369233
(State or other Jurisdiction       (Commission          (IRS Employer
     of incorporation)             File Number)       Identification No.

11919 Sunray Ave. Suite B
Baton Rouge, LA                                               70816
(address of principal executive offices)                    (Zip Code)

Registrants Telephone number, including area code:  (225) 292-5139


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ITEM NO. 2

8 K Disclosure

     On April 15, 2003 Consolidated Medical Management, Inc. (hereinafter referred to as CMMI) issued debentures to Mr. David Zehr in the amount of $350,000 and $2,000,000 repectively in return for the UCC Liens and second deed of trusts for Palm Petroleum Corp, a fuel terminal located in Houston, Texas. CMMI also issued a promissory note in the amount of $600,000 on July 1, 2003 and $150,000 on July 6, 2003. CMMI exercised its rights under the foreclosure laws of Texas on May 20, 2003and became the owner of the Assets.

     CMMI transferred its investment in the assets of Palm Petroleum Corp's fuel terminal facility to Intercontinental Fuels, LLC (IFL) on September 5, 2003 for a 75% interest in the limited liability company and a $1,100,000.00 note receivable. CMMI's investment in the facility amounted to $ 2,750,000. The remaining 25% interest is owned by North American Reserve Corp II, a non public entity. It is anticipated that IFL will have the facility operational by year end. Revenues to CMMI from IFL are projected to be in excess of $ 1,000,000 before tax during the first twelve months of operations.


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SIGNATURES

In accordance with the Requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Consolidated Medical Management, Inc.

               /s/   Timothy Byrd CEO

Date:  October 15, 2003


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